UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 15, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2009, Tenet Healthcare Corporation (“Tenet”) sold $925,000,000 aggregate principal amount of its 8.875% Senior Secured Notes due 2019 (the “Notes”). The Notes were offered only to eligible purchasers through a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Tenet will pay interest on the Notes semi-annually, in arrears, on January 1 and July 1 of each year, commencing January 1, 2010, to holders of record on the immediately preceding December 15 and June 15. The Notes will rank equally with Tenet’s 9.000% Senior Secured Notes due 2015 and 10.000% Senior Secured Notes due 2018. The Notes are guaranteed by and secured by a first-priority pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries.

The Notes were issued pursuant to an Indenture, dated as of November 6, 2001, as supplemented by an Eleventh Supplemental Indenture (the “Supplemental Indenture”) dated June 15, 2009, among Tenet, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York. The Supplemental Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries: to incur liens; consummate asset sales; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Supplemental Indenture also provides that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Supplemental Indenture) of Tenet. In addition, the Supplemental Indenture provides that, after July 1, 2014, Tenet may, at its option, redeem the Notes at the redemption prices and subject to terms set forth in the Supplemental Indenture, together with accrued and unpaid interest thereon, if any, to the redemption date.

In connection with the issuance of the Notes, on June 15, 2009 Tenet also entered into (i) a Second Amendment to Stock Pledge Agreement (the “Second Amendment to the Pledge Agreement”) with The Bank of New York Mellon Trust Company, N.A., as collateral trustee, and the subsidiary guarantors party thereto, which sets forth the terms under which Tenet has pledged the stock of certain of its subsidiaries, and (ii) an Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Scotia Capital (USA) Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, as the Initial Purchasers for the benefit of the holders defined therein, and the guarantors party thereto, which sets forth Tenet’s obligations to register the Notes under the Securities Act if the Notes have not become freely tradable (as defined in the agreement) on or before June 30, 2010.

The foregoing is a summary and is qualified by reference to the Supplemental Indenture, the Second Amendment to the Pledge Agreement, and the Exchange and Registration Rights Agreement, which are filed hereto as Exhibits 4.1, 10.1, and 10.2, respectively, and are incorporated herein by reference.

On June 15, 2009, Tenet issued a press release announcing the completion of the offering and issuance of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Also on June 15, 2009, Tenet purchased $891.4 million of the $1 billion aggregate principal amount outstanding of its 9.875% Senior Notes due 2014 (the “9.875% Senior Notes”). The 9.875% Senior Notes purchased by Tenet were validly tendered pursuant to a cash tender offer (the “Tender Offer”) prior to the expiration of the early tender time of 5:00 pm (New York City time) on June 11, 2009. The terms of the Tender Offer are contained in an offer to purchase and a related letter of transmittal, each dated as of May 29, 2009.

Tenet purchased the 9.875% Senior Notes for total consideration of $931,505,844, representing $891,405,000 in principal payments and $40,100,844 in accrued and unpaid interest through the date of purchase. Tenet purchased the 9.875% Senior Notes with the net proceeds from its offering of the Notes (estimated to be $864,033,250) and cash on hand.

Holders of 9.875% Senior Notes validly tendered after the early tender time but on or prior to the expiration of the Tender Offer and accepted by Tenet will receive total consideration of $970 per $1,000 principal amount of 9.875% Senior Notes, plus any accrued and unpaid interest up to, but not including, the final settlement date, which Tenet expects to occur promptly following the expiration of the Tender Offer. The Tender Offer will expire at 12:00 midnight (New York City time) on June 25, 2009. Tenet expects to fund the purchase of any additional 9.875% Senior Notes with cash on hand.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Eleventh Supplemental Indenture, dated as of June 15, 2009, by and among Tenet Healthcare Corporation, The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, and the guarantors party thereto

10.1	Second Amendment to Stock Pledge Agreement, dated as of June 15, 2009, by and among Tenet Healthcare Corporation, as pledgor, The Bank of New York Mellon Trust Company, N.A., as collateral trustee, and the other pledgors party thereto

10.2	Exchange and Registration Rights Agreement, dated as of June 15, 2009, by and among Tenet Healthcare Corporation, Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Scotia Capital (USA) Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC and the guarantors party thereto

99.1	Press Release issued on June 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter
Chief Financial Officer

Date: June 16, 2009

EXHIBIT INDEX

4.1	Eleventh Supplemental Indenture, dated as of June 15, 2009, by and among Tenet Healthcare Corporation, The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, and the guarantors party thereto

10.1	Second Amendment to Stock Pledge Agreement, dated as of June 15, 2009, by and among Tenet Healthcare Corporation, as pledgor, The Bank of New York Mellon Trust Company, N.A., as collateral trustee, and the other pledgors party thereto

10.2	Exchange and Registration Rights Agreement, dated as of June 15, 2009, by and among Tenet Healthcare Corporation, Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Scotia Capital (USA) Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC and the guarantors party thereto

99.1	Press Release issued on June 15, 2009